SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 11, 2009

Aviation Surveillance Systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-145794	20-0164981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7437 S. Eastern Ave., #307, Las Vegas, Nevada	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 885-3072

____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.03     Amendments to Articles of Incorporation or Bylaws

Effective May 11, 2009, pursuant to the approval of our shareholders and board of directors, the company has changed its name to Aviation Surveillance Systems, Inc.  Also effective May 11, 2009, our shareholders and board of directors approved a forward split of the company’s common stock on the basis of 1.6 shares for each share issued and outstanding.  The total number of authorized shares has not been changed.

We filed a Certificate of Amendment with the Nevada Secretary of State to reflect the name change and a Certificate of Change to reflect the forward split.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.  A copy of the Certificate of Change is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Concurrently with our name change, we have suspended pursuit of our current plan of operations and have begun investigating new business opportunities.

In connection with the name change and forward split, as of the open of business on May 11, 2009, the Company has the following new CUSIP number and new trading symbol:

New CUSIP Number: 05368G 109
New Trading Symbol: ASUV

Item 9.01     Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
3.1	Certificate of Amendment
3.2	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aviation Surveillance Systems, Inc.

/s/ Anusha Kumar
Anusha Kumar, President and CEO
Date: May 15, 2009